Exhibit 5.1
Allen Matkins Allen Matkins Leck Gamble Mallory & Natsis LLP Attorneys at Law 1900 Main Street, 5th Floor | Irvine, CA 92614-7321 Telephone: 949.553.1313 | Facsimile: 949.553.8354 www.allenmatkins.com
Keith Paul Bishop E-mail: kbishop@allenmatkins.com Direct Dial: 949.851.5428 File Number: 119520-00002/OC1008589.02

February 27, 2014

Autobytel Inc. 18872 MacArthur Boulevard, Second Floor Irvine, CA 92612-1400

Re:	Shelf Registration
Ladies and Gentlemen:
We have acted as counsel to Autobytel Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a base prospectus (the “Base Prospectus”) which forms a part of the Registration Statement.  The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) will provide for the registration by the Company of:
•
shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) and with respect to the Common Stock, the preferred stock purchase rights (the “Rights”) associated with the Common Stock to be issued pursuant to that certain Tax Benefit Preservation Plan, dated as of May 26, 2010, between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”) as adjusted pursuant to the Certificate of Adjustment Under Section 11(m) of the Tax Benefit Preservation Plan dated July 12, 2012 (the “Rights Agreement”);

•	shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);
•
debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement (the “Indenture”); and

•	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or

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about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.7, 4.8 and 4.9 to the Registration Statement (each, a “Warrant Agreement”).
The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as (the “Securities”).  The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities being registered will be $75,000,000.
In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock.  With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.  We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or

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other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
In rendering this opinion, we have also assumed that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and that the members of the Board of Directors of the Company (the “Board”) have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement.  This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing.  Moreover, this opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Common Stock, and not any particular provision of the Rights or the Rights Agreement.  It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such Rights in their entirety.
Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.            With respect to the Common Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s), required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock and the associated Rights, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with

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their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized and validly issued, and the Common Stock fully paid and nonassessable.

2.            With respect to the Preferred Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,

   /s/ Allen Matkins Leck Gamble Mallory & Natsis LLP
Allen Matkins Leck Gamble Mallory & Natsis LLP

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